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                               WORLD ACCESS, INC.

                         CERTIFICATE OF DESIGNATION OF
                 4.25% CUMULATIVE SENIOR PERPETUAL CONVERTIBLE
   PREFERRED STOCK, SERIES A, SETTING FORTH THE POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SUCH SERIES OF PREFERRED
                                     STOCK


               Pursuant to Section 151 of the Delaware General Corporation Law, World Access, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY
CERTIFY:

               That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (the "Charter"), the Board of Directors of the Corporation on April 16, 1999 duly adopted the following resolution creating a series of Preferred Stock designated as 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A, and such resolution has not been modified and is in full force and effect on the date hereof:

               RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.     Designation and Number.

               (a) The shares of such series shall be designated as 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A (the "Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 70,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Preferred Stock or shares of Preferred Stock which may be issued pursuant to the Stock Purchase Agreement.

               (b) The Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

               (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 12 below.

Section 2.     Dividends and Distributions.

               (a) The holders of shares of Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other Junior Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to (x) 4.25% or (y) if a Change of Control occurs on or prior to April 21, 2001, then upon such Change of Control and at all times thereafter, 15% ("Higher Dividend Rate"), in each case, calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing June 30, 1999; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, a cumulative cash dividend in respect of each share of Preferred Stock in the
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amount of (i) $10.625, multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 90; and provided further that the Higher Dividend Rate shall not be applied if, as of the date the Change of Control occurs, the Purchaser's internal rate of return ("IRR") (calculated as set forth below) as of such date (assuming for this purpose that the Change of Control has been completed) equals or exceeds 25% per annum.

                         The Purchaser's IRR shall be calculated using the
Microsoft Excel "XIRR" function (or, if that is not available, a similar computer program selected by the Purchaser). Such IRR shall take into account the timing and amount of all cash or non-cash items received by the Purchaser with respect to dividends or other distributions on shares of the Preferred Stock and the Per Share Equity Value of the Common Stock held by the Purchaser (assuming that all of the Purchaser's shares of Preferred Stock are converted into Common Stock and the Change of Control is simultaneously occurring). The amount of non-cash items shall be the Fair Market Value of such items, as determined by a nationally recognized investment banking firm chosen by the holders of at least 51% of the outstanding shares of Preferred Stock and the Corporation (at the Corporation's expense).

               (b) If as of any Quarterly Dividend Payment Date there is a Dividend Arrearage (as hereinafter defined), an additional dividend (the "Additional Dividend") shall accrue on each share of the Preferred Stock for the period from such Quarterly Dividend Payment Date through the earlier of (x) the date on which such Dividend Arrearage is paid in full and (y) the next succeeding Quarterly Dividend Date, in an amount equal to the product of (i) the dividend rate (calculated for such period in accordance with Section 2(a)) and (ii) the amount of such Dividend Arrearage as of such Quarterly Dividend Payment Date. For purposes of this Section 2(b), "Dividend Arrearage" shall mean, with respect to each share of Preferred Stock, as of any Quarterly Dividend Payment Date, the excess, if any of (i) the sum of all dividends theretofore accrued on such share in accordance with Section 2(a) (including those accrued as of and including such Quarterly Dividend Date) plus all Additional Dividends, if any, theretofore accrued on such share in accordance with this Section 2(b) (including those accrued as of and including such Quarterly Dividend Date), over (ii) all dividends actually paid with respect to such share on or before such Quarterly Dividend Payment Date. Except as provided in this Section 2(b) no dividend shall accrue and no other sums shall be payable with respect to any Dividend Arrearage.

               (c) Dividends payable pursuant to Section 2(a) shall begin to accrue and be cumulative from the Issue Date, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (d) In addition to the dividends or distributions on the Preferred Stock described in Section 2(a), in the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

               (e) The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.
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Section 3.     Voting Rights.

               In addition to any voting rights provided by law, the holders of shares of Preferred Stock shall have the following voting rights:

               (a) So long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

               (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                         (i)       authorize, increase the authorized number of
shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes of Senior Stock or Parity Stock;

                         (ii)      authorize, increase the authorized number of
shares of, or issue any shares of any class of capital stock of the Corporation having an optional or mandatory redemption date earlier than April 21, 2004 or amend the terms of any class of capital stock of the Corporation to provide that such class of capital stock has an optional or mandatory redemption date earlier than April 21, 2004;

                         (iii)     authorize, adopt or approve an amendment to
the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, other Parity Stock or Senior Stock;

                         (iv)      amend or alter the Charter so as to affect
the shares of Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation or by reclassifying any capital stock into Senior Stock or Parity Stock;

                         (v)       authorize or issue any security convertible
into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock; and

                         (vi)      effect the voluntary liquidation,
dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person (except a wholly-owned subsidiary of the Corporation), or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of the Preferred Stock as a class shall be required in the case of a recapitalization, reorganization, consolidation or merger of the Corporation if:

                                    (A)      the resulting or surviving
corporation will have after such recapitalization, reorganization, consolidation or merger no Senior Stock or Parity Stock either authorized or outstanding (except such Senior Stock or Parity Stock of the Corporation as may have been authorized or outstanding immediately preceding such consolidation or merger, or such stock of the resulting or surviving corporation (having the same powers, preferences and special rights of any such Senior Stock or Parity Stock) as may be issued in exchange therefor),

                                    (B)     each holder of shares of Preferred
Stock immediately preceding such recapitalization, reorganization, consolidation or merger will receive in exchange therefor the same number of shares of stock, with the same preferences, rights and powers, of the resulting or surviving corporation, and
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                                    (C)     after such recapitalization,
reorganization, consolidation or merger the resulting or surviving corporation shall not be in breach of any of the terms hereof or of Section 8.8, 8.9, 8.10, 8.11, 8.13 or 8.14, or Article 9 of the Stock Purchase Agreement.

               (c) If on any date (i) the Corporation shall have failed to declare, or shall have failed to pay, the full amount of dividends payable on the Preferred Stock pursuant to Section 2(a) hereof for two quarterly dividend periods (whether consecutive or not), or (ii) the Corporation shall have failed to satisfy its obligation to convert or exchange shares of Preferred Stock pursuant to Section 8, 10 or 11 or (iii) a breach of any of
Section 8.8, 8.9, 8.10, 8.11, 8.13 or 8.14 or Article 9 of the Stock Purchase Agreement shall have occurred and been continuing for a period of at least 30 days after written notice of such breach has been delivered to the Corporation by any Holder of shares of Preferred Stock, then the number of directors constituting the Board of Directors shall, without further action, be increased by one and the holders of shares of Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a director of the Corporation to fill such newly created directorship, by written consent as provided herein, or at a special meeting of such holders called as provided herein. Any such additional director shall continue as a director (subject to reelection or removal as provided in Section 3(d)(ii)) and the holders of Preferred Stock shall have such additional voting rights until such time as (A) dividends then payable on the Preferred Stock shall have been declared and paid in full or (B) any conversion or exchange obligation provided in Section 8, 10 or 11 that has become due shall have been satisfied or all necessary funds have been set aside for payment or there shall exist no breach of any of Section 8.8, 8.9, 8.10, 8.11, 8.13 or 8.14 or Article 9 of the Stock Purchase Agreement, as the case may be, at which time such additional director shall cease to be a director and such additional voting rights of the holders of Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

               (d)       (i)       The foregoing right of holders of shares of
Preferred Stock to take any action as provided in Section 3(c) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Preferred Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

                                    So long as such right to vote continues
(and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the President of the Corporation may call, and upon the written request of holders of record of at least 5% of the outstanding shares of Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

                           (ii)     At each meeting of stockholders at which
the holders of shares of Preferred Stock shall have the right, voting separately as a single class, to elect one director of the Corporation as provided in Section 3(c) or to take any other action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum of such holders. At any such meeting or at any adjournment thereof:

                                    (A)     the absence of a quorum of the
holders of shares of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock (voting separately as a single class), and the absence of a quorum of the holders of shares of any other class or series of capital stock shall not prevent the election of directors to be elected by the holders of shares of Preferred Stock, or the taking of any action as provided in this Section 3; and

                                    (B)     in the absence of a quorum of the
holders of shares of Preferred Stock, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

               For taking of any action as provided in Section 3(b) or Section 3(c) by the holders of shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares of Preferred Stock held by the Corporation or any Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

               Each director elected by the holders of shares of Preferred Stock as provided in Section 3(c) shall, unless his term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders next succeeding his election or until his successor, if any, is elected and qualified.

               If any director so elected by the holders of Preferred Stock shall cease to serve as a director before his term shall expire (except by reason of the termination of the voting rights accorded to the holders of Preferred Stock in accordance with Section 3(c)), the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, or at a special meeting of such holders called as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

               Any director elected by the holders of shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal. A special meeting of the holders of shares of Preferred Stock may be called in accordance with the procedures set forth in Section 3(d)(i).

Section 4.     Certain Restrictions.

               (a) Whenever quarterly dividends payable on shares of Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted or exchanged shares of Preferred Stock at a time required by Section 8, 10 or 11, at such time and thereafter until all conversion and exchange obligations provided in Section 8, 10 or 11 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not:
(A) declare or pay dividends, or make any other distribu tions, on any shares of Junior Stock or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Preferred Stock and such Parity Stock are then entitled.

               (b) Whenever dividends payable on shares of Preferred Stock as provided in Section 2(a) are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted or exchanged shares of Preferred Stock at a time required by Section 8, 10 or 11, at such time and thereafter until all conversion and exchange obligations provided in Section 8, 10 or 11 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Senior Stock, Parity Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Preferred Stock and shares of such Parity Stock.

               (c) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to
Section 4(b), purchase such shares at such time and in such manner.

Section 5.     Redemption.

               (a) Except as otherwise set forth in this Section 5, the Corporation shall not have any right to redeem any shares of Preferred Stock prior to April 21, 2003. On and after April 21, 2003, or in connection with any Change in Control, which occurs on or before April 21, 2001, the Corporation shall have the right, at its sole option and election, to redeem the shares of Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (A) the Liquidation Preference plus (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds, provided, however, that, notwithstanding the foregoing provisions, in the event of any redemption upon such Change of Control, the Optional Redemption Price per share shall be equal to (A) 125% of the Liquidation Preference plus (B) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.

               (b) Notice of any redemption of shares of Preferred Stock pursuant to Section 5(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), not less than 30, nor more than 60, days prior to the date fixed for redemption. In any case, a similar notice shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Preferred Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, or may cause the transfer books of the Corporation for the Preferred Stock to be closed, not more than 60 days or less than 30 days prior to the date fixed for such redemption.

               (c) At any time after a notice of redemption shall have been mailed and before the Optional Redemption Date, the Corporation shall deposit for the benefit of the holders of shares of Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan. The City of New York, having a capital and surplus of at least $500,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company, upon demand, shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Preferred Stock to be redeemed shall look only to the Corporation for the payment of the Optional Redemption Price. In the event that moneys are deposited pursuant to this Section 5(c) in respect of shares of Preferred Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this Section 5(c) shall be paid from time to time to the Corporation for its own account.

               (d) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(c) in respect of shares of Preferred Stock to be redeemed pursuant to Section 5(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Preferred Stock to be redeemed shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor and the right to convert such shares into shares of Common Stock until the close of business on the date of redemption, in accordance with Section 8; provided, however, that if the Corporation shall default in the pay ment of the Optional Redemption Price, the shares of Preferred Stock that were to be redeemed shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Preferred Stock.

Section 6.     Reacquired Shares.

               Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Preferred Stock or other Parity Stock unless all shares of the Preferred Stock issued on the Issue Date shall have already been redeemed, converted or exchanged.

Section 7.     Liquidation, Dissolution or Winding Up.

               (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due (any such event, a "Voluntary Liquidation Event"), or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

                         (i)       to the holders of shares of Junior Stock
unless, prior thereto, the holders of shares of Preferred Stock, subject to
Section 8, shall have received (A) if a Voluntary Liquidation Event shall have occurred, the Optional Redemption Price with respect to each share and (B) if a Voluntary Liquidation Event shall not have occurred, the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or

                         (ii)      to the holders of shares of Parity Stock,
except distributions made ratably on the Preferred Stock and all other Parity Stock in propor tion to the total amounts to which the Holders of all shares of the Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up. Nothing in this section shall affect the rights of Holders of shares of Preferred Stock under Section 3 with respect to a Voluntary Liquidation Event.

               (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, in each case when permitted by Section 3(b), shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

Section 8.     Voluntary Conversion.

               (a) Any holder of Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of
(i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for exchange or redemption, such right shall terminate at the close of business on the date of exchange or redemption for such shares, unless in any such case the Corporation shall default in performance or payment due upon exchange or redemption thereof. The Conversion Price shall be $11.50, subject to adjustment as set forth in Section 8(d). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such Shares and, subject to Section 8(k), specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(k). All shares of Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Preferred Stock shall be issued in lieu thereof.

               (b) As promptly as practicable after the surrender, as herein provided, of any shares of Preferred Stock for conversion pursuant to
Section 8(a), the Corporation shall deliver to or upon the written order of the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective to constitute the Person or Persons entitled to receive the Common Stock deliverable upon such conversion as the record holder or holders of such Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at, such time on such next succeeding day.

               (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

               (d) The Conversion Price (and the price at which a share of Common Stock is valued pursuant to Section 10(a) or Section 11) shall be subject to adjustment as follows:

                         (i)       In case the Corporation shall at any time or
from time to time (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 8(d) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 2(d)) on the outstanding shares of Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this
Section 8(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                         (ii)      In case the Corporation shall at any time or
from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock) for a consideration per share less than the Conversion Price or the Current Market Price per share of Common Stock then in effect at the record date or issuance date, as the case may be (the "Date"), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or to be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the Conversion Price or Current Market Price per share of Common Stock on the Date, as the case may be; provided, however, that any shares of Common Stock or securities convertible or exchangeable into Common Stock issued in connection with settlement or other resolution of suits alleging class action violations of federal securities laws by the Corporation and/or any of its officers and directors, shall be deemed to be issued for no consideration per share.

Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:

                                   (A)       the determination as to whether an
adjustment is required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                                   (B)       if any convertible or exchangeable
securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

                                   (C)       no adjustment in the Conversion
Price shall be made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(d)(i).

                         (iii)     In case the Corporation shall at any time or
from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Preferred Stock in the manner provided in Section 2(d), and (B) dividends payable in shares of Common Stock for which adjustment is made under Section 8(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(d)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(d)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                         (iv)      In the case the Corporation, at any time or
from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 8(d)(i) through Section 8(d)(iii), inclusive, or Section 8(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

                         (v)       Notwithstanding anything herein to the
contrary, no adjustment under this Section 8(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

                         (vi)      Notwithstanding anything herein to the
contrary, no adjustment under this Section 8(d) shall be made upon (A) the grant of options to acquire up to 2,000,000 shares of Common Stock (subject to increase equal to the number of shares represented by options exercisable below the Conversion Price that are canceled) to employees or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Common Stock upon exercise of such options, (B) the grant to Clifford Rees upon his employment by the Corporation of options to acquire up to 400,000 shares of Common Stock, (C) the issuance of any Common Stock (or securities convertible into or exchangeable for capital stock or options, warrants or other rights to acquire capital stock) in exchange for professional or other services rendered to the Corporation up to a maximum of 500,000 shares of Common Stock per annum, but no more than 1,000,000 shares of Common Stock in the aggregate, (D) the issuance of any Common Stock or Subordinated Notes pursuant to this Certificate, or (E) the sale of Common Stock by the Corporation in an underwritten public offering at a price above the Conversion Price in effect on the date of such sale.

               (e) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

               (f) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Preferred Stock at least 5 Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and specifying, to the extent feasible, (x) the method by which such adjustment was calculated and (y) the increased or decreased Conversion Price then in effect following such adjustment.

               (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

               (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least 10 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 8(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

               (i)       In case at any time or from time to time:

                         (i)       the Corporation shall declare a dividend (or
any other distribution) on its Common Stock;

                         (ii)      the Corporation shall authorize the granting
to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

                         (iii)     there shall be any reclassification of the
Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                         (iv)      there shall be any voluntary or involuntary
dissolution, liquidation or winding up of the Corporation; then the Corporation shall mail to each holder of shares of Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

               (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock pursuant to
Section 8(a), 10(a) or 11(a), such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

               (k) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock pursuant to Section 8(a), 10(a) or 11(a) shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 9.     Certain Remedies.

               Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10.    Mandatory Exchange.

               (a) If at any time on or after the fifth anniversary of the Issue Date to and including the tenth anniversary of the Issue Date, the holders of 50% or more of the shares of Preferred Stock shall deliver to the Corporation a notice demanding that the Corporation exchange the shares of Preferred Stock pursuant to this Section 10, then the Corporation shall exchange all (but not less than all) of the outstanding shares of Preferred Stock for shares of Common Stock or Subordinated Notes (as defined below) at any time, or from time to time, during the period from the fortieth day following the date of such notice (the "Demand Notice Date") to the third anniversary of the Demand Notice Date, in integral multiples of $5,000,000, on 30 days notice of each date of exchange (any such date, a "Mandatory Exchange Date"), at a price per share equal (subject to Section 8(g)) to (i) the Liquidation Preference per share plus (ii) an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared or currently payable, to the applicable Mandatory Exchange Date. Any shares of Common Stock to be issued pursuant to this Section 10(a) shall be valued for such purpose at 95% of the average Market Price as of the ten Trading Days immediately preceding the applicable Mandatory Exchange Date. Any Subordinated Notes to be issued pursuant to this Section 10(a) shall be valued for such purpose at their principal amount; provided that for all exchanges:

                         (I)       the Corporation shall effect one such
exchange on the fortieth day following the Demand Notice Date and, if any shares of Preferred Stock shall be outstanding, shall effect a second such exchange on or before the first anniversary of the Demand Notice Date and, if any shares of Preferred Stock shall be outstanding on the third anniversary of the Demand Notice Date, shall effect on or before such third anniversary a final such exchange for all such shares; provided that if any such date is not a Business Day, then the Mandatory Exchange date shall be the next succeeding Business Day;

                         (II)      any shares of Common Stock to be exchanged
shall in no event be valued at more than the Conversion Price then in effect;

                         (III)     if less than all shares of Preferred Stock
outstanding on a Mandatory Exchange Date are to be exchanged, the shares to be exchanged shall be determined pro rata or, if the shares of Preferred Stock are then publicly held, by lot;

                         (IV)      the Corporation shall not issue any
Subordinated Notes in exchange for Preferred Stock if such issuance would, with or without notice or the lapse of time or both, result in or constitute a default under or with respect to any indebtedness of the Corporation or any of its Subsidiaries; and

                         (V)       that the Corporation shall not issue any
Subordinated Notes in exchange for Preferred Stock unless such issuance would result in a "substantially disproportionate" redemption of such Preferred Stock for Federal income tax purposes under Section 302(b)(2) of the Internal Revenue Code of 1986, as amended, assuming for this purpose that the holders of shares of Preferred Stock do not own any shares of Common Stock other than those issued or issuable upon conversion or exchange of the Preferred Stock.

               (b) "Subordinated Notes" shall mean subordinated nonconvertible notes of the Corporation having (i) a floating interest rate,
(ii) a final maturity date the same as that of all other such Subordinated Notes but in any event no later than five years from the first Mandatory Exchange Date and (iii) such other terms and conditions as shall result in a determination (in the manner provided in Section 10(e)) that such Subordinated Notes have a Fair Market Value at least equal to their principal amount as of the date of their proposed issuance.

               (c) Nothing in this Section 10 shall restrict or limit (i) the Corporation's right to redeem shares of Preferred Stock pursuant to Section 5(a) or convert such shares pursuant to Section 11 or (ii) the holders' right to convert shares of the Preferred Stock pursuant to Section 8(a) at any time prior to any Mandatory Exchange Date under this Section 10.

               (d) Notice of an exchange of shares of Preferred Stock pursuant to Section 10(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement), 30 days prior to the date fixed for exchange, and a similar notice shall be mailed 30 days prior to the date fixed for exchange to each holder at such holder's address as it appears on the transfer books of the Corporation. In order to facilitate the exchange of shares of Preferred Stock hereunder the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be exchanged, or may cause the transfer books of the Corporation for the Preferred Stock to be closed, 30 days prior to the date fixed for exchange.

               (e) If the Corporation proposes to issue Subordinated Notes in exchange for some or all of the Preferred Stock to be exchanged on the applicable Mandatory Exchange Date, the notice referred to in Section 10(d) shall include a form of the Subordinated Notes that the Corporation proposes to issue in exchange for the Preferred Stock, and shall identify a nationally recognized investment banking firm selected by the Corporation to represent the Corporation in appraising the Fair Market Value of the

Subordinated Notes. The holders of a majority of the shares of the Preferred Stock shall have the right to retain, at the Corporation's expense, a second nationally recognized investment banking firm, to represent the holders of the Preferred Stock in appraising the Fair Market Value of the Subordinated Notes. A determination by the two investment banking firms that the Subordinated Notes have as of the date of exchange a Fair Market Value at least equal to the principal amount of the Subordinated Notes shall be binding on the Corporation and all holders of shares of Preferred Stock and the form of Subordinated Notes shall be in accordance with such determination and otherwise as agreed by the Corporation and the Holders of 51% of the outstanding shares of Preferred Stock. If such investment banking firms so agree on such a determination, the Subordinated Notes may be used by the Corporation in the exchange, valued at their principal amount. If the two investment banking firms do not agree on such a determination, they shall select a third nationally recognized investment banking firm, at the Corporation's expense, to appraise the Fair Market Value of the Subordinated Notes, and the determination of such third investment banking firm shall be binding on the Corporation and all holders of shares of Preferred Stock. If the third investment banking firm determines that the Subordinated Notes have as of the proposed date of exchange a Fair Market Value at least equal to their principal amount, the Subordinated Notes may be used by the Corporation in the exchange, valued at their principal amount and the form of Subordinated Notes shall be in accordance with such determination and otherwise as agreed by the Corporation and the Holders of 51% of the outstanding shares of Preferred Stock. If such investment banking firm determines that the Subordinated Notes do not at such time have such value, and the Corporation is not willing to alter the terms of the Subordinated Notes so that such investment banking firm determines that the Subordinated Notes have at such time such value, the Subordinated Notes may not be used in the exchange and shares of Common Stock must be used instead.

               (f) Unless otherwise agreed, on any Mandatory Exchange Date, the Corporation shall deposit for the benefit of the holders of shares of Preferred Stock to be exchanged the shares of Common Stock or Subordinated Notes necessary for such exchange with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $500,000,000. Any shares of Common Stock or Subordinated Notes so deposited by the Corporation and unclaimed at the end of two years from such Mandatory Exchange Date shall revert to the Corporation. After such reversion, any such bank or trust company shall, upon demand, return to the Corporation such unclaimed shares of Common Stock or Subordinated Notes and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Preferred Stock to be exchanged shall look only to the Corporation for the delivery of the shares of Common Stock or Subordinated Notes. In the event that shares of Common Stock or Subordinated Notes are deposited pursuant to this Section 10(f) in respect of shares of Preferred Stock that are converted in accordance with the provisions of Section 8, such shares of Common Stock or Subordinated Notes shall, upon such conversion, revert to the Corporation and, upon demand, such bank or trust company shall return to the Corporation such shares of Common Stock or Subordinated Notes and shall be relieved of all responsibilities to the holders of such converted shares in respect thereof. Any dividends accrued on shares of Common Stock or interest in the Subordinated Notes deposited pursuant to this Section 10(f) shall accrue for the accounts of, and be payable to, the holders of shares of Preferred Stock to be exchanged therefor.

               (g) Notice of mandatory exchange having been given as aforesaid, upon the deposit of shares of Common Stock or Subordinated Notes pursuant to Section 10(f) in respect of shares of Preferred Stock to be exchanged pursuant to Section 10(a), notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Mandatory Exchange Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue and (iii) all rights of the holders of shares of Preferred Stock to be exchanged shall cease and terminate, excepting only the right to receive the shares of Common Stock or the Subordinated Notes and the right to convert such Preferred Stock into shares of Common Stock until the close of business on the Mandatory Exchange Date, in accordance with Section 8; provided, however, that if the Corporation shall default in the execution and delivery of the shares of Common Stock or the Subordinated Notes, the shares of Preferred Stock that were to be exchanged shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Preferred Stock.

Section 11.    Mandatory Conversion.

               (a) If for 45 consecutive Trading Days the Market Price of the Common Stock at the end of each such Trading Day during such period exceeds 261% of the Conversion Price in effect on each such Trading Day, then on the Business Day next succeeding such 45-day period (the "Mandatory Conversion Date"), the outstanding shares of Preferred Stock shall automatically be converted into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

               (b) Within 10 Business Days of the Mandatory Conversion Date, the Corporation shall deliver to each Holder of Preferred Stock being converted (i) an officer's certificate attesting to the satisfaction of the condition precedent to mandatory conversion and (ii) a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Preferred Stock have been converted in accordance with this Section 11. Such conversion shall be deemed to have been made immediately prior to the close of business on the Mandatory Conversion Date, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time.

               (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Common Stock issued upon such conversion.

               (d) Notice of a conversion of shares of Preferred Stock pursuant to Section 11(a) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, regulation or securities exchange requirement).

               (e) Notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the Mandatory Conversion Date (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Preferred Stock to be converted shall cease and terminate, excepting only the right to receive the shares of Common Stock and Dividends; provided, however, that if the Corporation shall default in the execution and delivery of the shares of Common Stock or Dividends, the shares of Preferred Stock that were to be converted shall thereafter be deemed to be outstanding and the holders thereof shall have all of the rights of a holder of Preferred Stock until such time as such default shall no longer be continuing or shall have been waived by holders of at least 66-2/3% of the then outstanding shares of Preferred Stock.

Section 12.    Definitions.

               For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

               "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that for purposes of this Certificate, the Purchaser shall not be considered an Affiliate of the Corporation.

               "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York or City of Atlanta, Georgia are authorized or required by law or executive order to close.

               A "Change of Control" of the Corporation shall mean such times as:

                         (i)       Any Person or "group" (within the meaning of
Section 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (excluding the

Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

                         (ii)     A majority of the Board of Directors of the
Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Closing Date (as defined in the Stock Purchase Agreement) and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

                         (iii)     The shareholders of the Corporation shall
have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; provided that any such recapitalization shall not be considered a Change of Control if the holders of Preferred Stock have the right to participate on at least a pari passu basis.

                         (iv)     The shareholders of the Corporation shall
have approved of the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;

                         (v)      Any transaction occurs (other than one
described in (iii) above or (vi) below), the result of which is that the Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

                         (vi)     Immediately after any merger, consolidation,
recapitalization or similar transaction, Jack Phillips or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Corporation (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided that any such transactions shall not be considered a Change of Control if the holders of Preferred Stock have the right to participate on at least a pari passu basis.

               "Common Stock" shall mean the common stock, par value $.01 per share, and each other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

               "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, which are Trading Days, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming that the Common Stock is valued "as if fully distributed" so that, among other things, there is no consideration given for minority investment discounts or discounts related to illiquidity or restrictions on transferability).

               "Issue Date" shall mean the original date of issuance of shares of Preferred Stock to the holders pursuant to the Stock Purchase Agreement.

               "Junior Stock" shall mean any capital stock of the corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

               "Liquidation Preference" with respect to a share of Preferred Stock shall mean $1,000.00.

               "Market Price" shall mean, per share of Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or
(c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least 15% of the outstanding shares of Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders and the Corporation (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

               "NASDAQ" shall mean the National Market System of the NASDAQ Stock Market.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "Parity Stock" shall mean any capital stock of the corporation, including the Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock.

               "Per Share Equity Value" of a share of Common Stock shall mean the quotient obtained by dividing (a) the "as if fully distributed value" (so that, among other things, there is no consideration given for any minority investment discounts or discounts related to illiquidity or restrictions on transferability) of all the Corporation's outstanding shares of Common Stock (on a fully diluted basis), by (b) the number of outstanding shares of Common Stock on a fully diluted basis.

               "Person" shall mean any individual, firm, corporation, partnership, limited liability company trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall any successor (by merger) of such entity.

               "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

               "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated April 19, 1999 between the Corporation and The 1818 Fund III, L.P., as the same may be amended from time to time.

               "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

               "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

Section 13.    Modification or Amendment.

               Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Preferred Stock.

               IN WITNESS WHEREOF, World Access, Inc. has caused this Certificate to be duly executed in its corporate name on this 19th day of April, 1999.


                                       WORLD ACCESS, INC.



                                       By:
                                          -------------------------------------
                                          Name: John D. Phillips
                                          Title: CEO